As filed with the Securities and Exchange Commission on September 4, 2012
Registration No. 333-169970
==================================
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

Movie Trailer Galaxy, Inc.
(Exact Name of Registrant in its Charter)

Nevada		32-0309203
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Movie Trailer Galaxy, Inc.
11022 Aqua Vista Street, Suite 10
Studio City, CA 91602
Tel.: (310) 746-6464
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

CSC Services of Nevada
502 East John Street
Carson City, Nevada 89706
(866) 411-2002
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☒ 333-169970

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

On March 25, 2011, the Securities and Exchange Committee declared effective the registration statement on Form S-1 (the “Registration Statement”) filed by Movie Trailer Galaxy, Inc. (the “Company”).  The Company is filing this post effective amendment to the Registration Statement for the purpose of updating its financial and other disclosures.

PROSPECTUS
Movie Trailer Galaxy, Inc.
280,985 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The Date of This Prospectus is: March 18, 2011

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company,” “we,” “us” and “our” refer to Movie Trailer Galaxy, Inc.

Overview

We were incorporated in the State of Nevada on April 27, 2010 as Movie Trailer Galaxy, Inc. and are based in Studio City, California. We are a development stage company and have not commenced operations. We are proceeding with our business plan by providing moviegoers with a comprehensive portal to preview the latest movie information. We have begun taking certain steps in furtherance of our business plan by constructing and updating our website.

Our website, www.movietrailergalaxy.com, serves as a movie blog which displays the latest movies, trailers and box office information.  The website will be fully automated, gathering information from official movie website sources such as the Internet Movie Database (“IMDB”), Yahoo Movies and Youtube. We have received a going concern opinion from our auditor. We anticipate that we will be able to generate revenue through website advertisements via the use of Google Adsense, as well as through Amazon banner advertisements, which will provide for payments on a per click basis.

We do not consider our self a blank check company and we do not have any plan, arrangement, or understanding to engage in a merger or acquisition with any other entity. We do not consider ourselves a blank check company, as we have a specific business plan and have moved forward with our business operations. Specifically we, while in the development stage, are proceeding with our business plan by constructing and implementing an automated website. We have taken certain steps in furtherance of this business plan including establishing the website and programming. In the first quarter of 2011, we anticipate beginning marketing activities for our automated website, in an attempt to rouse support for our website. Thereafter, we anticipate launching our fully automated website in March 2011. Beginning in June 2011, we plan to integrate our Amazon and Google accounts and ads. Finally, from August until the end of 2011 we hope to generate revenues.

Where You Can Find Us

Our principal executive office is located at 11022 Aqua Vista Street, Suite 10, Studio City, CA 91602 and our telephone number is (310) 746-6464.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from April 27, 2010 (inception) through May 31, 2012 are derived from our unaudited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

For the Period from Inception through May 31, 2012
STATEMENT OF OPERATIONS
Revenues	-
Professional Fees	$57,470.00
General and Administrative Expenses	$2,002.00
Total Operating Expenses	$70,122.00
Net Loss	$70,122.00

	As of May 31, 2012
BALANCE SHEET DATA
Cash	$1,887.00	.
Total Assets	$1,887.00
Total Liabilities	29,569.00
Stockholders’ Equity	$(27,682.00)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated little to no revenue. Specifically the Company, while in the development stage, is proceeding with its business plan by constructing, updating and modifying its portal website for the movie community. If we cannot obtain sufficient funding, we may have to delay or cease the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop an effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;
·        Develop and upgrade our service

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a portal that meets industry standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.  IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely that we will need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. Currently we plan for additional $36,000 financing for the next 12 months. Our expenses are at a minimum and therefore most of the capitals raised will be invested in marketing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF ALL OTHER STOCKHOLDERS

Our sole officer and director controls approximately 63.99% of our current outstanding shares of voting common stock. She may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control or be in the best interests of all our stockholders.

WE MAY ENCOUNTER SUBSTANTIAL COMPETITION IN OUR BUSINESS AND OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We believe that existing and new competitors will continue to improve their services and to introduce new services with competitive price and performance characteristics. We expect that we will be required to continue to invest in upgrading our website to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, our more established competitors, who provide similar services, currently compete for the same pool of customers as well as compete for prospective advertisers. These competitors may make it difficult to attract customers as well as obtain revenue streams from advertising businesses.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our Chief Executive Officer (“CEO”) lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF STEPHANIE WYSS. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS

We are presently dependent to a great extent upon the experience, abilities and continued services of Stephanie Wyss, our President and Chief Executive Officer. We currently have an employment agreement with Ms. Wyss which expires on August 31, 2013. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 510,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes quoted in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SOME OF THE SELLING SHAREHOLDERS IN THIS OFFERING ARE FREQUENT SELLING SHAREHOLDERS IN OTHER INITIAL PUBLIC OFFERINGS FOR COMPANIES THAT HAVE NOT COMMENCED OPERATIONS OR BEGUN TO REALIZE REVENUES FROM THEIR OPERATIONS.

Some of the shareholders selling their shares in this offering have previously sold their shares in other initial public offerings, where those companies had not commenced operations, are in the same stage of their business plan since inception, and have not begun to realize revenues from their operations. Such companies include Ciglarette, Inc., Resume in Minutes, Inc. and Rapid Holdings, Inc. These facts suggest that our business may be commensurate in scope with the uncertainty ordinarily associated with a blank check company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.  Dilution

The common stock to be sold by the selling shareholders are provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 280,985 shares of our common stock held by 40 shareholders. Such shareholders include the holders of the 280,985 shares sold in our private offering pursuant to Regulation D Rule 506 completed in September 2010 at an offering price of $0.05.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 18, 2011 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering *
James M. Miranda	22,000	7,326	14,674.63%
Mathew Fiddler	19,000	6,327	12,673.54%
Schuyer Royal	17,000	5,661	11,339.48%
Kevin Gutierrez	16,000	5,328	10,672.46%
Sergio Rivas	20,000	6,660	13,340.57%
Trevor Waring	22,000	7,326	14,674.63%
Ruben Dominguez	24,000	7,992	16,008.68%
Kevin Lagunas	19,000	6,327	12,673.54%
Jigar Thakarar	16,000	5,328	10,672.46%
Derek Crandall	18,000	5,994	12,006.51%
Justin Kornmann	20,000	6,660	13,340.57%
Chris Gugino	18,000	5,994	12,006.51%
Cristobal Curiel	17,000	5,661	11,339.48%
Francisco Soria	18,000	5,994	12,006.51%
David Soria	19,600	6,527	13,073.56%
Flor Hernandez	25,000	8,325	16,675.71%
Wesley Johnson	26,000	8,658	17,342.74%
Efren Barron	14,000	4,662	9,338.40%
Joon Ho Han	18,600	6,194	12,406.53%
Luke Kurzon	26,000	8,658	17,342.74%
Kathleen Quinn	25,400	8,458	16,942.72%
Brenan Day	20,000	6,660	13,340.57%
Brian Nabbie	24,000	7,992	16,008.68%
Mark Farraj	24,000	7,992	16,008.68%
Chelsea Saccio	32,000	10,656	21,344.91%
Yuhsiang Tsai	20,000	6,660	13,340.57%
Jaime Farraj	28,000	9,324	18,676.80%
Joey Munoz	12,400	4,129	8,271.35%
Nahla Farraj	20,000	6,660	13,340.57%
Angelina Mendez	28,600	9,524	19,076.81%
Rodolfo Cruz	20,000	6,660	13,340.57%
Isabel Ochoa	17,000	5,661	11,339.48%
Ernesto Riegos	28,000	9,324	18,676.80%
Ziapone Luckette	18,000	5,994	12,006.51%
Mark Gallandt	20,800	6,926	13,874.59%
Sandra T. Richlin	24,000	7,992	16,008.68%
Celina Moore	26,000	8,658	17,342.74%
Jose Tamayo	20,000	6,660	13,340.57%
Alicia Rey	19,000	6,327	12,673.54%
Milton Ipina	21,400	7,126	14,274.61%

* - Based on 2,343,800 shares outstanding at September 4, 2012.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8.  Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

·	ordinary brokers transactions, which may include long or short sales;
·	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading;
·	through direct sales to purchasers or sales effected through agents;
·	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or
·	any combination of the foregoing;

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.00

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.  Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.0001 par value per share, and there are 10,000,000 preferred shares, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share. Currently, we have 2,343,800 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.

Item 10. Interests of Named Experts and Counsel

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726, telephone (732) 409-1212 has acted as our legal counsel.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on April 27, 2010 as Movie Trailer Galaxy, Inc. and are based in Studio City, California. We are proceeding with our business plan by providing moviegoers with a comprehensive portal to preview the latest movie information. We have begun taking certain steps in furtherance of our business plan by constructing and updating our website. Specifically we, while in the development stage, are proceeding with our business plan by constructing and implementing an automated website. We have taken certain steps in furtherance of this business plan including establishing the website and programming. In the first quarter of 2011, we anticipate beginning marketing activities for our automated website, in an attempt to rouse support for our website. Thereafter, we anticipate launching our fully automated website in March 2011. Beginning in June 2011, we plan to integrate our Amazon and Google accounts and ads. Finally, from August until the end of 2011 we hope to generate revenues.

Our website, www.movietrailergalaxy.com, serves as a movie blog which displays the latest movies, trailers and box office information.  The website is not yet fully automated. When the website is fully automated, it will  gather information from official movie website sources such as the Internet Movie Database (“IMDB”), Yahoo Movies and Youtube.

Business Strategy and Objectives

Our blog is powered by a growing web portal resource for movie information communications enthusiasts based on the development of new movies to online technology. We plan to provide up-to-date information for movie lovers and access to related products through our website, MovieTrailerGalaxy.com. Our mission is to become the movie lover’s online hub in the global market. We intend to spread our reach throughout the global world as we empower the movie enthusiast’s culture. At Movie Trailer Galaxy, Inc., we intend to strive to give the Movie Enthusiast’s community a way to support each other and benefit from one another.

We have objectives in order to fulfill our desire to participate and achieve an ever-growing market share of the exciting industry that it is entering. These key objectives include:

1.
Establishing ourselves throughout the Global world as the movie lover’s online hub of choice, and penetrate the market in the business of providing education, information, and networking ability from the Web Portal.

2.	Utilize creative, first-class public relations, advertising, and marketing to raise public awareness of the site.
3.	Develop management capabilities to ensure a strong foundation for participation in a rapidly growing company.

Our Operating Strategy

Our website is being programmed to display the latest movies, trailers and box office information. The website will be fully automated and will not require user interaction for maintenance. We will achieve the automated update process by implementing custom made scripts that will gather information from official movie sources like IMDB, Yahoo Movies and YouTube. The update script will run every day and should not affect the site’s availability during the process, as we expect it to takes about 10-20 seconds to complete.

Information such as posters, trailer links and movie information, will be stored in the internal database. The links for the movie trailers will be stored in the database and the actual trailers will stream directly from the source in the form of links. This process is similar to what bloggers do to get their content. Bloggers find information on the internet from various sources, and if it contains video, they can simply embed it in their blogs or link directly to it.

Our website links to the actual movie trailers hosted at IMDB, Yahoo or YouTube using a “light box” or “iframe” that elegantly displays the trailers without the user having to leave our site. Linking the trailers saves money on hosting expenses, as video streaming requires costly high-capacity servers. Our website can be hosted in a shared hosting environment, which typically costs approximately $10-$25 per month. The website includes a 600+ movie database, the automation script, the domain name, an on-line function which allows the user to add, edit, and delete individual movies and the information.

There is no guarantee that anyone will visit the site.  Our initial focus is to provide movie trailers of the latest movies, and then branch into foreign movies as well. We feel there is a market for previewing all movie trailers on one site.

We believe the world of video communications enthusiasts comprises a lot of people, from amateurs, to expert professionals. We believe that a website which provides such resources is likely to become a popular online destination point for consumers in the global market.

Competition

The industry we intend to compete in is the Movie Trailer industry. We have competition from various other websites that offer similar services such as themovieblog.com, moviesblog.mtv.com, and ugo.com/movies. We intend to compete with other movie trailer websites by implementing our marketing plan.

Marketing Plan and Overview

 MovieTrailerGalaxy.com has a comprehensive marketing plan which includes online and industry magazine advertising, search engine articles, radio spots, podcasts, and press pieces. In addition, we will advertise to our customers through video email and video cell phone transmissions. We expect that our current customers will recommend and refer us to other target users. We have chosen this strategy because we believe it represents the most efficient correlation of costs, communication to our target market, and brand recognition.

We intend to promote our business operations through a comprehensive marketing plan including search engine optimization (“SEO”), online advertising, viral marketing, social networking, blogs, various industry magazines, search engine articles, radio spots, podcasts, press pieces, and pieces in interest-specific magazines. In addition, we plan to emphasize spreading important messages through video email and video cell phone transmissions to users.

We have chosen this strategy because it represents the most efficient correlation of costs, communication to our target market, and brand recognition. We intend to continue to monitor how this translates to sales and will be open to experimenting with alternative opportunities for increasing sales. We also place a great emphasis on our ability to generate good word-of-mouth business among our target users.

We believe our primary role in the marketplace is being a provider of a preferred Movie Lovers Online Destination. We want our target users to think about us whenever they think about new movie releases or finding great deals in the industry. We want them to choose to visit with us because it will facilitate their deal-making and love of movies in exciting ways.

Our management believes very strongly in finding the most cost-effective ways to market and promote the Company. We will base our promotion strategy on a combination of online marketing strategies. We will utilize internet presence in conjunction with search engine methodology, and good word-of-mouth advertising. We will emphasize video email and cell phone transmissions of important messages to users. The company also places great emphasis on the training of key personnel and employees such that they represent a continual promotion opportunity for the company. We expect our single greatest promotional tool will be the good will and positive word-of-mouth advertising we generate among our individual users and our businesses. Our promotion strategy is based in serving our target users. Search Engine Optimization

Our website is already optimized for search engines (SEO). This helps search engines like Google, Yahoo, and Bing to properly index our site. We anticipate that after we start marketing our site we will see noticeable increases and decreases in our website traffic daily. We believe this is typical in the marketing phase. Once our site is fully automated, we will concentrate on the marketing of the website.

Our Pricing Strategy

We seek a balance between quality of offering, price, and the value that may be derived from the competition. We believe we offer the best balance of these aspects in the minds of our target users. Our pricing strategy is linked to our value proposition and our sales, and marketing strategies highlight this connection in ways that are easy for target users to understand. Ultimately, our goal is for our target users equate MovieTrailerGalaxy.com with great value.

Promotion Strategy

Our management believes strongly in finding the most cost-effective ways to market and promote the offerings. We will base our promotion strategy on a combination of online marketing strategies. We will utilize internet presence in conjunction with search engine methodology, and word-of-mouth advertising. We will emphasize video email and cell phone transmissions of important messages to users.

Our single greatest promotional tool will be the goodwill and positive word-of-mouth advertising we generate among our individual users and our businesses. Our promotion strategy is based in serving our target users. We believe that if we make sure that our target users are fulfilled and satisfied with their purchase, then every marketing or sales program we utilize will resonate with our ethic of service.

Sales Strategy

We have one channel of sales: online. We intend to grow our sales force to meet our sales and revenue goals. Our web portal will be our critical sales channel for our Company. We plan to view our sales strategy as being partially fulfilled through the implementation of our marketing plan, which includes print ads, and internet advertising. We will consider i.) our key personnel, and ii.) our existing clientele, to be the most important assets of our sales strategy.

Revenue

In order to generate revenue, we have established accounts with Google Adsense and an Amazon Store. Google Adsense ads pay on a per click basis. We plan to link our Google Adsense and Amazon Store accounts to our website beginning in June 2011 in order to generate revenues from these ads, however we have not done so yet. When the Google Adsense and Amazon Store accounts are linked to our website, every time a user enters our website, Google will display relevant ads to the user and if the user clicks the ad, we will get paid a percentage of what Google charges to the advertiser. The movie entertainment niche has high-paying keywords on the Google Adsense network. We expect to see individual clicks paying more than one dollar in this niche. Top advertisers include movie rental services and TV providers such as Netflix, Blockbuster, DirecTV, Dish Network, individual Movie studios and many more. All the ads displayed by Google are fetched automatically and displayed in our website. All we need is a Google Adsense account. The Amazon store runs on autopilot also, and pays us a flat commission on every item purchased by our visitors.

We also plan to display Amazon banners throughout the whole website. We intend to have an Amazon affiliate account. Furthermore, our ad system is scalable such that we can virtually integrate any kind of ad, lead, or CAP network into the site. We can also sell banner ads privately or adapt any other type of monetization method. The website is already optimized for search engines (SEO). This helps search engines like Google, Yahoo, Bing, etc. to properly index our site as we start creating back links and submitting our site to various directories. After we start marketing our site and creating back links, we will start seeing traffic spikes go up and down every day. This is very normal in the marketing phase and every site will experience the so called “Google dance” after it starts to take off. The site will get traffic even if it is not marketed at all, as new movies and more content get added weekly; this is one of the many advantages of the Word press platform, Google likes its structure and will keep indexing the new content.

We plan to offer Trailers of Foreign Movies as well, and targeting International markets such as Bollywood in India, the largest movie industry in the world.   We also plan to offer Movie News, and interactive functionality with other social networks (such as Facebook and MySpace) with certain unique movie-related abilities for advertising.

Employees

As of September 4, 2012, we have no full time employees. Our President and sole officer and director spends approximately 20 hours per week on Company matters.  We plan to employ more qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 11022 Aqua Vista Street, Suite 10, Studio City, CA 91602.  Our telephone number is (310) 746-6464.  Office space is provided by Stephanie Wyss at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
No petition  under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

☐
•	The registrant has not been convicted in a criminal proceeding and is not named subject of a pending criminal proceeding

•
Such registrant was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

☐
o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Such registrant was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

☐
•
Such registrant was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such registrant was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
Such registrant was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of September 4, 2012, we have 41 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MOVIE TRAILER GALAXY, INC.

(A DEVELOPMENT STAGE COMPANY)

August 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Movie Trailer Galaxy, Inc.
(A development stage company)
Windsor, California

We have audited the accompanying balance sheets of Movie Trailer Galaxy, Inc., a development stage company, (the “Company”) as of August 31, 2011 and 2010 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal year ended 2011, for the period from April 27, 2010 (inception) through August 31, 2010 and for the period from April 27, 2010 (inception) through August 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2011 and 2010 and the results of its operations and its cash flows for the fiscal year ended 2011, for the period from April 27, 2010 (inception) through August 31, 2010 and for the period from April 27, 2010 (inception) through August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at August 31, 2011 and had a net loss and net cash used in operating activities for the fiscal year then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
November 29, 2011

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Balance Sheets

	August 31, 2011	August 31, 2010

Assets
Current assets
Cash	$2,083	$42,246

Total current assets	2,083	42,246

Total assets	$2,083	$42,246

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accrued expenses	$9,468	$350

Total current liabilities	9,468	350

Total Liabilities	9,468	350

Stockholders' equity (deficit)

Preferred stock: $0.0001 par value: 10,000,000 shares authorized;
none issued or outstanding	-	-
Common stock: $0.0001 par value: 500,000,000 shares authorized;
2,343,800 shares issued and outstanding	234	234
Additional paid-in capital	42,206	42,206
Deficit accumulated during the development stage	(49,825)	(544)

Total stockholders' equity (deficit)	(7,385)	41,896

Total liabilities and stockholders' equity (deficit)	$2,083	$42,246

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statements of Operations

		For the Period from	For the Period from
	For the Fiscal Year	April 27, 2010	April 27, 2010
	Ended	(inception) through	(inception) through
	August 31, 2011	August 31, 2010	August 31, 2011

Revenues	$-	$-	$-

Operating expenses
Compensation	6,000	150	6,150
Professional fees	41,969	350	42,319
General and administrative expenses	1,312	44	1,356

Total operating expenses	49,281	544	49,825

Loss before taxes	(49,281)	(544)	(49,825)

Income tax provision	-	-	-

Net loss	$(49,281)	$(544)	$(49,825)

Net loss per common share:
- Basic and diluted	$(0.02)	$(0.00)

Weighted average common shares outstanding
- basic and diluted	2,343,800	1,667,212

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period from April 27, 2010 (Inception) through August 31, 2011

				Deficit
	Common Stock, $0.0001 Par Value		Additional	Accumulated	Total
	Number of		Paid-in	during the	Stockholders'
	Shares	Amount	Capital	Development Stage	Equity (Deficit)

Balance, April 27, 2010 (inception)	1,500,000	$150	$-	$-	$150

Contribution to capital		-	100	-	100

Shares issued for cash from June 23, 2010
through August 31, 2010 at $0.05 per share	843,800	84	42,106	-	42,190

Net loss				(544)	(544)

Balance, August 31, 2010	2,343,800	234	42,206	(544)	41,896

Net loss				(49,281)	(49,281)

Balance, August 31, 2011	2,343,800	$234	$42,206	$(49,825)	$(7,385)

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statements of Cash Flows

		For the Period from	For the Period from
	For the Year	April 27, 2010	April 27, 2010
	Ended	(inception) through	(inception) through
	August 31, 2011	August 31, 2010	August 31, 2011

Cash flows from operating activities:
Net loss	$(49,281)	$(544)	$(49,825)

Adjustments to reconcile net loss to net cash used in operating activities:
Share issued for compensation	-	150	150
Changes in operating assets and liabilities:
Accrued expenses	9,118	350	9,468

Net cash used in operating activities	(40,163)	(44)	(40,207)

Cash flows from financing activities:
Captial contribution	-	100	100
Proceeds from sale of common stock	-	42,190	42,190

Net cash provided by financing activities	-	42,290	42,290

Net change in cash	(40,163)	42,246	2,083

Cash, beginning of period	42,246	-	-

Cash, end of period	$2,083	$42,246	$2,083

Supplemental disclosure of cash flows information:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
August 31, 2011 and 2010
Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Movie Trailer Galaxy, Inc, a development stage company, (the “Company”) was incorporated on April 27, 2010 under the laws of the State of Nevada. The Company plans to provide information for movie lovers and access to related products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of financial instrument

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fiscal year-end

The Company elected August 31 as its fiscal year end date.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b.  entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c.  trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e.  management of the Company; f.  other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive common shares outstanding for the fiscal year ended August 31, 2011 or for the period from April 27, 2010 (inception) through August 31, 2010.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•·
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•·	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•·	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at August 31, 2011, a net loss and net cash used in operating activities for the fiscal year then ended, respectively, with no revenues earned during the period.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Five Hundred Ten Million (510,000,000) shares of which Ten Million (10,000,000) shares shall be Preferred Stock, par value $.001 per share, and Five Hundred Million (500,000,000) shares shall be Common Stock, par value $.001 per share.

Common stock

On April 27, 2010, the Company issued 1,500,000 common shares to its Chief Executive Officer at the par value of $0.0001 per share or $150 for compensation upon formation of the Company.

For the period from June 23, 2010 through August 31, 2010, the Company sold 843,800 shares of its common stock in a private placement at $0.05 per share to 40 individuals for $42,190.

Capital contribution

In May 2010, the Company’s Chief Executive Officer contributed $100 for general working capital to the Company.

NOTE 5 – RELATED PARTY TRANSACTIONS

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Employment agreement

On September 1, 2010, the Company entered into an employment agreement (“Employment Agreement”) with its president and chief executive officer (“Employee”), which requires that the Employee to be paid a minimum of $500 per month for three (3) years from date of signing. Either employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

NOTE 6 – INCOME TAXES

Deferred tax assets

At August 31, 2011, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $49,825 that may be offset against future taxable income through 2031.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $16,941 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $16,941.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately to $16,384 and $557 for the fiscal year ended August 31, 2011 and for the period from April 27, 2010 through August 31, 2010, respectively.

Components of deferred tax assets at August 31, 2011 and 2010 are as follows:

	August 31, 2011	August 31, 2010

Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$16,941	$557
Less valuation allowance	(16,941)	(557)

Deferred tax assets, net of valuation allowance	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Fiscal Year Ended August 31, 2011	For the Period from April 27, 2010 (inception) through August 31, 2010

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Balance Sheets

	May 31, 2012	August 31, 2011
	(Unaudited)
Current assets
Cash	$1,887	$2,083

Total current assets	1,887	2,083

Total assets	$1,887	$2,083

Liabilities and stockholders' deficit
Current liabilities:
Accrued expenses	$18,069	$9,468
Advances from stockholder	11,500	-

Total current liabilities	29,569	9,468

Total Liabilities	29,569	9,468

Stockholders' deficit

Preferred stock: $0.0001 par value: 10,000,000 shares authorized;
none issued or outstanding	-	-
Common stock: $0.0001 par value: 500,000,000 shares authorized;
2,343,800 shares issued and outstanding	234	234
Additional paid-in capital	42,206	42,206
Deficit accumulated during the development stage	(70,122)	(49,825)

Total stockholders' deficit	(27,682)	(7,385)

Total liabilities and stockholders' deficit	$1,887	$2,083

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statements of Operations

	For the Nine Months Ended May 31, 2012	For the Nine Months Ended May 31, 2011	For the Period from April 27, 2010 (inception) through May 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$-	$-	$-

Operating expenses
Compensation	4,500	4,500	10,650
Professional fees	15,151	38,619	57,470
General and administrative expenses	646	445	2,002

Total operating expenses	20,297	43,564	70,122

Loss before taxes	(20,297)	(43,564)	(70,122)

Income tax provision	-	-	-

Net loss	$(20,297)	$(43,564)	$(70,122)

Net loss per common share:
- Basic and diluted	$(0.01)	$(0.02)

Weighted average common shares outstanding
- basic and diluted	2,343,800	2,343,800

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statements of Operations

	For the Three Months	For the Three Months
	Ended	Ended
	May 31, 2012	May 31, 2011
	(Unaudited)	(Unaudited)

Revenues	$-	$-

Operating expenses
Compensation	1,500	1,500
Professional fees	2,472	24,552
General and administrative expenses	384	231

Total operating expenses	4,356	26,283

Loss before taxes	(4,356)	(26,283)

Income tax provision	-	-

Net loss	$(4,356)	$(26,283)

Net loss per common share:
- Basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding
- basic and diluted	2,343,800	2,343,800

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the Period from April 27, 2010 (Inception) through May 31, 2012
(Unaudited)

	Common Stock, $0.0001 Par Value			Deficit
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated during the Development Stage	Total Stockholders' Equity (Deficit)

Balance, April 27, 2010 (inception)	1,500,000	$150	$-	$-	$150

Contribution to capital		-	100	-	100

Shares issued for cash from June 23, 2010
through August 31, 2010 at $0.05 per share	843,800	84	42,106	-	42,190

Net loss				(544)	(544)

Balance, August 31, 2010	2,343,800	234	42,206	(544)	41,896

Net loss				(49,281)	(49,281)

Balance, August 31, 2011	2,343,800	234	42,206	(49,825)	(7,385)

Net loss				(20,297)	(20,297)

Balance, May 31, 2012	2,343,800	$234	$42,206	$(70,122)	$(27,682)

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
Statements of Cash Flows

			For the Period from
	For the Nine Months	For the Nine Months	April 27, 2010
	Ended	Ended	(inception) through
	May 31, 2012	May 31, 2011	May 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(20,297)	$(43,564)	$(70,122)

Adjustments to reconcile net loss to net cash used in operating activities:
Share issued for compensation	-	-	150
Changes in operating assets and liabilities:
Accrued expenses	8,601	8,319	18,069

Net cash used in operating activities	(11,696)	(35,245)	(51,903)

Cash flows from financing activities:
Proceeds from shareholder advances	11,500	-	11,500
Captial contribution	-	-	100
Proceeds from sale of common stock	-	-	42,190

Net cash provided by financing activities	11,500	-	53,790

Net change in cash	(196)	(35,245)	1,887

Cash, beginning of period	2,083	42,246	-

Cash, end of period	$1,887	$7,001	$1,887

Supplemental disclosure of cash flows information:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

See accompanying notes to the financial statements.

Movie Trailer Galaxy, Inc.
(A Development Stage Company)
May 31, 2012 and 2011
Notes to the Financial Statements
(Unaudited)

Note 1 - Organization and Operations

Movie Trailer Galaxy, Inc, a development stage company, (the “Company”) was incorporated on April 27, 2010 under the laws of the State of Nevada. The Company plans to provide information for movie lovers and access to related products.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.  These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended August 31, 2011 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on November 29, 2011.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets, and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accrued expenses and shareholder advances, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Fiscal Year-End

The Company elected August 31 as its fiscal year end date.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended May 31, 2012 or 2011.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive common shares outstanding for the interim period ended May 31, 2012 or 2011.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-05

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-10

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-10 “Property, Plant and Equipment: Derecognition of in Substance Real Estate-a Scope Clarification” (“ASU 2011-09”). This Update is to resolve the diversity in practice as to how financial statements have been reflecting circumstances when parent company reporting entities cease to have controlling financial interests in subsidiaries that are in substance real estate, where the situation arises as a result of default on nonrecourse debt of the subsidiaries.

The amended guidance is effective for annual reporting periods ending after June 15, 2012 for public entities. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2011-12

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-12 “Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). This Update is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of Update 2011-05.

All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at May 31, 2012, a net loss and net cash used in operating activities for the interim period then ended, respectively, with no revenues earned during the period. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Stockholders’ Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Five Hundred Ten Million (510,000,000) shares of which Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.0001 per share, and Five Hundred Million (500,000,000) shares shall be Common Stock, par value $0.0001 per share.

Common Stock

On April 27, 2010, the Company issued 1,500,000 common shares to its Chief Executive Officer at the par value of $0.0001 per share or $150 for compensation upon formation of the Company.

For the period from June 23, 2010 through November 30, 2010, the Company sold 843,800 shares of its common stock in a private placement at $0.05 per share to 40 individuals for $42,190.

Capital Contribution

In May 2010, the Company’s Chief Executive Officer contributed $100 for general working capital to the Company.

Note 5 – Related Party Transactions

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Employment Agreement

On September 1, 2010, the Company entered into an employment agreement (“Employment Agreement”) with its president and chief executive officer (“Employee”), which requires that the Employee to be paid a minimum of $500 per month for three (3) years from date of signing. Either employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

Shareholder Advances

Cash shortfall is currently funded by the Company’s majority shareholder and Chief Executive Officer, Stephanie Wyss. Cash shortfall in the next 12 months may be funded by Ms. Wyss; however, there was no agreement between Ms. Wyss and the Company with regard to the future funding of the Company, and Ms. Wyss is not obligated to provide the funding to the Company. In the event of no funding or insufficient funding from Ms. Wyss, the Company may have to scale back or stop its business development.

From February 29, 2012 through May 31, 2012, the Company received $6,000 from the majority shareholder.  All advances are due on demand and non-interest bearing.

As of May 31, 2012, shareholder advances were $11,500.

Note 6 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We were incorporated in the State of Nevada on April 27, 2010 as Movie Trailer Galaxy, Inc. and are based in Studio City, California. We are a development stage company.  Specifically, while in the development stage, we are proceeding with our business plan by providing moviegoers with a comprehensive portal to preview the latest movie information. We have begun taking certain steps in furtherance of our business plan by constructing and updating our website.

Our website, www.movietrailergalaxy.com, serves as a movie blog which displays the latest movies, trailers and box office information. The website will be fully automated, gathering information from official movie website sources such as the Internet Movie Database (“IMDB”), Yahoo Movies and Youtube. The "automated" portion of the website will work much like a highly modified blog, which is built on the Wordpress platform. The website will link to the actual movie trailers hosted at IMDB, Yahoo, or YouTube using a "light box" or "iframe" which then displays the trailers without the user leaving the site.

We have received a going concern opinion from our auditor.

Relationships

Some of our shareholders are also shareholders of other companies which are recently filed  registration statements to go public. These other companies are Ciglarette, Inc., Resume In Minutes, Inc., and Rapid Holdings, Inc. Please note that these shareholders were identified by the CEO’s of each of the respective companies. However, there are certain shareholders that are shareholders of more than one of these entities because their relationships do exist amongst the CEOs of the aforementioned companies.

Our CEO, Ms. Stephanie Wyss is a Los Angeles resident and is friends with Mr. Anthony Barron, CEO of Rapid Holdings, Inc. as well as Grace Rahman, wife of Lisan Rahman, CEO of Ciglarette, Inc.  Based on these relationships, Ms. Wyss has collaborated and shared information with these individuals from time to time. In fact they  intend to share email marketing lists to cross promote each other's products and services.

Ms. Novaira Haider, CEO of Resume In Minutes, Inc., and Mr. Lisan Rahman are close family friends who have known each other for over 25 years. They often collaborate and assist each others projects. Mr. Rahman is friends with Anthony Barron. Currently, Mr. Barron is working on a Network Marketing program for Ciglarette, Inc. to launch the Ciglarette Ecig Brand in California and Internationally thru Network Marketing.  Mr. Barron has helped design the website of Cig;arête, Inc. and has assisted in drafting the compensation plan for the Network Marketing launch. Mr. Barron is going to be the CEO of a newly formed company, which will handle California and International sales, called Ciglarette International. Mr. Barron also assisted Ciglarette Inc in getting the company a Merchant Account with Bank of America Merchant Account Services.

Business Strategy and Objectives

Our blog is powered by a growing web portal resource for movie information communications enthusiasts based on the development of new movies to online technology. We plan to provide up-to-date information for movie lovers and access to related products through our website, MovieTrailerGalaxy.com. Our mission is to become the movie lover’s online hub in the global market. We intend to spread our reach throughout the global world as we empower the movie enthusiast’s culture. At Movie Trailer Galaxy, Inc., we intend to strive to give the Movie Enthusiast’s community a way to support each other and benefit from one another.

We have objectives in order to fulfill our desire to participate and achieve an ever-growing market share of the exciting industry that it is entering. These key objectives include:

1.
Establishing ourselves throughout the Global world as the movie lover’s online hub of choice, and penetrate the market in the business of providing education, information, and networking ability from the Web Portal.

2.	Utilize creative, first-class public relations, advertising, and marketing to raise public awareness of the site.
3.	Develop management capabilities to ensure a strong foundation for participation in a rapidly growing company.

Our Operating Strategy

Our website is programmed to display the latest movies, trailers and box office information. When the website is fully automated, it will not require user interaction for maintenance. The automated update process will be possible due to custom made scripts that gather information from official movie sources like IMDB, Yahoo Movies and YouTube. The update script will run every day and will not affect the site’s availability during the process, as we expect it to take about 10-20 seconds to complete.

Information such as posters, trailer links and movie information, is then stored into the internal database. The links for the movie trailers are stored in the database and the actual trailers are streamed directly from the source in the form of links. This process is similar to what bloggers do to get their content. Bloggers find information on the internet from various sources, and if it contains video, they can simply embed it in their blogs or link directly to it.

Our website links to the actual movie trailers hosted at IMDB, Yahoo or YouTube using a “light box” or “iframe” that elegantly displays the trailers without the user having to leave our site. Linking the trailers saves money on hosting expenses, as video streaming requires costly high-capacity servers. Our website can be hosted in a shared hosting environment, which typically costs approximately $10-$25 per month. The website includes a 600+ movie database, the automation script, the domain name, an on-line function which allows the user to add, edit, and delete individual movies and the information.

We believe the world of video communications enthusiasts comprises a lot of people, from amateurs, to expert professionals. We believe that a website which provides such resources is likely to become a popular online destination point for consumers in the global market.

Business Timeline

In this section we outline important timelines for development in Year 1 for the three months preceding launch.

We will be concerned with preparing the following for launch:

Timeline Business Start-up:

•	Legal procedures – filing papers of incorporation	Month 1 (Completed)	$1,200
•	Getting all necessary licenses and permits	Month 1 (Completed)
•	Website development: finalize branding	Month 2 - Month 3 (Completed)	$5,000
•	Establishing Key People and Points of Contact	Month 1 - Month 2 (Completed)
•	Purchase of materials: Office hardware, software	Month 1 - Month 2 (Completed)	$2,000
•	Start date for marketing activities	First quarter of 2011	$25,000
•	Opening date for business	May 2011

Limited Operating History

We have not yet commenced operations. We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

For the year ended August 31, 2011, we had $0 in revenue. Our expenses for the period total $49,281, resulting in a net loss of $49,281.  Expenses for the year ended August 31, 2011 consisted of $41,969.00 in professional fees, $1,312.00 for general and administrative expenses, and $6,000.00 for compensation.

Capital Resources and Liquidity

As of May 31, 2012 we have $1,887.00 cash on hand.

Stephanie Wyss will be the only employee initially as the company seeks contracts and the cost to support Ms. Wyss will be minimal. Ms. Wyss did not begin taking a salary from the company until September 2010. As of September 2010, Ms Wyss is entitled to $500 per month in compensation.

While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our sole officer and director as of March 18, 2011. Our Executive officer is elected annually by our Board of Director. Our executive officer holds office until she resigns, are removed by the Board, or her successor is elected and qualified.

Name	Age	Position
Stephanie Wyss	30	President, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Stephanie Wyss, President, Chief Financial Officer, Secretary, Treasurer and Director, Age 30,  From February 2004 through September 2007 Ms. Wyss served as the Assistant to Production Finance for Vivendi Universal and Living Element Pictures, both of which are movie producing companies located in Los Angeles, California where her responsibilities included working with Executive Producers and corporate investors to create films and commercials. From March 2004 through August 2009, Ms. Wyss served as the Special Event Merchandiser for Michele Diamond Watch Company, Burberry, and Armani, all of which are luxury apparel and accessories producers, as part of the Fossil Campaign where she promoted and sustained vendor commercial activity. From October 2006 through October 2008, Ms. Wyss served as the Executive Assistant to Jay Odell, Chief Executive Officer of Solutions Films, a movie producing company located in Los Angeles, California. Her responsibilities in this capacity included business plan execution, legal documentation completion and international meeting coordination regarding film finance.  From October 2007 through October 2010, Ms. Wyss worked in Print Media for the Beverly Hills Times of Los Angeles, California, a local newspaper agency, where she was the contributing writer for “Word Around Town, Culinary Division”. From May 2003 through present Ms. Wyss served as an International Marketing Promoter for special events.  Her clients include but are not limited to Mercedes Benz, Cartier, Nascar and Lexus. Stephanie Wyss attended the University of California Los Angeles where she received her associates degree in merchandising.  Due to Ms. Wyss’s extensive experience in marketing, merchandising, and sales we believe she is optimally suited to serve as our sole officer and director.

Ms. Wyss does not have any direct experience in website marketing, development or sales. She has never acted as a promoter of any other company nor has she had a controlling interest in any other company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the period from August 31,2010 through August 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Stephanie Wyss, President, Chief Financial Officer,	2010**	$0	0	0	0	0	0	$150.00*	$150.00
Treasurer, Secretary, Director

* 1,500,000 shares have been issued to our Chief Executive Officer at par value $0.0001 per share for compensation upon formation of the Company.  The shares were issued for services and are not stock options and therefore there is no black- scholes assumption.

** An estimated amount of $500 per month will be paid to Ms. Wyss for the remaining months of 2010 beginning from September 1, 2010.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through  October 4, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised since inception through October 4, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On September 1, 2010, we entered into an employment agreement with our president and chief executive officer, Stephanie Wyss, which requires that Ms. Wyss be paid a minimum of $500 per month for three (3) years from date of signing. Either employee or the Company has the right to terminate the employment agreement upon thirty (30) days’ notice to the other party.

We expect our payroll expense to increase as our revenues increase. There is currently no maximum payment limit set to the compensation plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 18, 2011 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Stephanie Wyss	1,500,000	63.99%
11022 Aqua Vista Street, Suite 10
Studio City, CA 91602

All Executive Officers and Directors as a group (1 person)	1,500,000	63.99%

(1) Based on 2,343,800 shares of common stock outstanding as of March 18, 2011.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Immediately after incorporation of the Company on April 27, 2010 we issued 1,500,000 shares of common stock to Stephanie Wyss for consideration of founder services.

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Movie Trailer Galaxy, Inc.

280,985 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is March 18, 2011

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$3.01
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,001.63

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada on April 27, 2010 and 1,500,000 shares of common stock were issued to Stephanie Wyss for consideration of founder services. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Wyss had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On June 21, 2010, the Company commenced a Regulation D Rule 506 offering with a total of 843,800 shares of common stock to 40 investors, at a price per share of $0.05 for an aggregate offering price of $42,190.00. The Company completed the Regulation D Rule 506 offering on October 12, 2010. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

James M. Miranda	22,000
Mathew Fiddler	19,000
Schuyer Royal	17,000
Kevin Gutierrez	16,000
Sergio Rivas	20,000
Trevor Waring	22,000
Ruben Dominguez	24,000
Kevin Lagunas	19,000
Jigar Thakarar	16,000
Derek Crandall	18,000
Justin Kornmann	20,000
Chris Gugino	18,000
Cristobal Curiel	17,000
Francisco Soria	18,000
David Soria	19,600
Flor Hernandez	25,000
Wesley Johnson	26,000
Efren Barron	14,000
Joon Ho Han	18,600
Luke Kurzon	26,000
Kathleen Quinn	25,400
Brenan Day	20,000
Brian Nabbie	24,000
Mark Farraj	24,000
Chelsea Saccio	32,000
Yuhsiang Tsai	20,000
Jaime Farraj	28,000
Joey Munoz	12,400
Nahla Farraj	20,000
Angelina Mendez	28,600
Rodolfo Cruz	20,000
Isabel Ochoa	17,000
Ernesto Riegos	28,000
Ziapone Luckette	18,000
Mark Gallandt	20,800
Sandra T. Richlin	24,000
Celina Moore	26,000
Jose Tamayo	20,000
Alicia Rey	19,000
Milton Ipina	21,400

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1 10.2	Employment Agreement between Movie Trailer, Galaxy, Inc. and Stephanie Wyss* Form Subscription Agreement*
23.1	Consent of Li & Company, PC
23.2	Consent of Counsel, as in Exhibit 5.1

*     Filed as an exhibit to the S-1 Registration Filed with the SEC on December 16, 2010

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused  this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized. in the City of Studio City, State of California on September 4, 2012.

Movie Trailer Galaxy, Inc.

/s/ Stephanie Wyss
Name: Stephanie Wyss Position: President, Principal Executive Officer, Principal Financial Officer Principal Accounting Officer, Director